UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Amendment No.2)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒   Definitive Proxy Statement

☐  Definitive Additional Materials

☐     Soliciting Material under §240.14a-12

MULLEN AUTOMOTIVE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐     Fee paid previously with preliminary materials.

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note

This proxy statement amendment no.2 and supplement (this “Supplement”) should be read together with the definitive proxy statement of Mullen Automotive Inc. (the “Company” or “Mullen”), filed with the Securities and Exchange Commission on November 25, 2022 and the amendment no.1 (the “Amendment No.1”) to the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on December 16, 2022 (together, the “Proxy Statement”) in connection with the Company’s Special Meeting of Shareholders (the “Special Meeting”) to be reconvened at 11:00 a.m., Pacific Standard Time, on January 19, 2023 via live audiocast. The purpose of this Supplement is to provide updated information about voting your securities in connection with an action that the Company will take in the recent litigation matter related to the Special Meeting as described in Amendment No.1. Any proxies submitted by shareholders before the date of this Supplement will be voted as instructed on those proxies, unless a shareholder changes his or her vote by submitting a later dated proxy. Shareholders should follow the instructions described in the Proxy Statement regarding how to submit proxies or vote at the Special meeting.

Except as specifically amended or supplemented by the information contained herein, this Supplement does not change the proposals to be acted on at the Special Meeting or the recommendation of the Board with respect to any proposals and all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. Capitalized but undefined terms used herein shall have the meaning given them in the Proxy Statement.

Voting Securities

The Proxy Statement discloses that, as of the close of business on November 21, 2022 (the “Special Meeting Record Date”), there were 1,659,097,754 shares of Common Stock outstanding, 1,925 shares of Series A Preferred Stock outstanding, one share of Series AA Preferred Stock outstanding, zero shares of Series B Preferred Stock outstanding, and 1,211,757 shares of Series C Preferred Stock outstanding. The Company’s Series D Preferred Stock par value $0.001 per share (the “Series D Preferred Stock”) have no voting rights except in a liquidation event, issuance of equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, corporate dissolution or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock, and therefore the Series D Preferred Stock was not counted in connection to the Special Meeting.

Of these shares outstanding on the Special Meeting Record Date, 1,159,803,273 shares of Common Stock, and one share of Series AA Preferred Stock (collectively, the “New Shares”) were issued by the Company following the enactment of an amendment to the Company’s Certificate of Incorporation (the “2022 Certificate Amendment”) on July 26, 2022. The 2022 Certificate Amendment was approved at the Company’s July 26, 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The 2022 Certificate Amendment increased the number of shares of Common Stock authorized for issuance from 500,000,000 to a total of 1,750,000,000 shares of Common Stock, and increased the number of shares of Preferred Stock authorized for issuance from 58,000,000 to a total of 500,000,000 shares of Preferred Stock, with a corresponding increase in our total authorized capital stock, which includes Common Stock and Preferred Stock, from 558,000,000 shares to 2,250,000,000 shares. The 2022 Certificate Amendment became effective when it was filed with the Office of the Secretary of State of the State of Delaware on July 26, 2022.

On December 7, 2022, a putative stockholder class action was filed in the Court of Chancery of the State of Delaware, styled as Robbins v. Michery, et al., C.A. No. 2022-1131-LWW (the “Robbins Action”). On December 13, 2022, a second putative stockholder class action was filed in the Court of Chancery of the State of Delaware, styled as Foley v. Michery, et al., C.A. No. 2022-1147-LWW (the “Foley Action” and, together with the Robbins Action, the “Stockholder Actions”). The plaintiffs in the Stockholder Actions filed complaints alleging, among other things, that the number of shares of Common Stock issued and outstanding as of the Annual Meeting Record Date (the “Annual Meeting Record Date”) was 477,510,822 and that, based on this eligible share total, a majority of shares of Common Stock, when considered separately as a class, did not vote in favor of the increase in authorized shares at the 2022 Annual Meeting.

1

The Company does not believe that the filing and effectiveness of the 2022 Certificate Amendment is either invalid or ineffective. However, to resolve any uncertainty, the Company is pursuing actions to ratify the 2022 Certificate Amendment through the filing of a validation proceeding with the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (“Section 205”). Section 205 permits the Court of Chancery, in its discretion, to ratify and validate potentially defective acts. The Court of Chancery has scheduled a hearing to consider the Company’s Section 205 petition on January 23, 2023, at 9:15 a.m. Eastern Time.

The Company intends to proceed with the as-adjourned Special Meeting on January 19, 2022. However, the Company will not proceed to file the amendment to the Company’s Certificate of Incorporation contemplated by certain matters to be voted on at the Special Meeting pending further order of the Court of Chancery.

The Company’s description of its capital structure in the Proxy Statement assumes that the 2022 Certificate Amendment was validly effectuated. The accuracy of the Company’s description of its capital structure will be confirmed if the Court of Chancery ratifies and validates the 2022 Certificate Amendment.

2